UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2007

MAX ENTERTAINMENT HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Delaware	333-11714	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

6588 Barnard Drive, Suite 40

Richmond, BC V7C 5R8

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (778) 889-3091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

1)    On July 31, 2007, the Registrant's principal accountant, MacKay, LLP, resigned its position as the principal accountants for the Company, formerly known as Eastern Exploration Company, Inc.

i)  The reports prepared by MacKay, LLP on the financial statements of the Company for the period from inception on August 26, 2005 to April 30, 2006, and the interim period through January 31, 2007, have not contained any adverse opinion or disclaimer of opinion, or were qualified as to uncertainty, audit scope, or accounting principles.

ii)  The resignation of the accountants was accepted by the Board of Directors July 31, 2007.

iii) For the period of inception to April 30, 2006, and during the interim period through January 31, 2007, there were no disagreements with MacKay, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if such disagreement had not been resolved to the satisfaction of MacKay, LLP, would have caused MacKay, LLP to make a reference to the subject matter of the disagreement in connection with its report.

2) On August 7, 2007, the Company retained the services of Moore & Associates, Chartered Accountants and Advisors to act as its principal accountant. The Company has not consulted with the accounting regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered, nor has it consulted the new accountant on any matter that was the subject of a disagreement.

3) Registrant has provided MacKay, LLP with a copy of the disclosures it is making herein prior to or on the date of the filing of this 8-k with the Commissions, and requested MacKay, LLP to furnish the Registrant with a letter, addressed to the Commission, stating wither it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter addressed to the Commission from MacKay, LLP is attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007                                             MAX ENTERTAINMENT HOLDINGS, INC.

                                                                             /s/ Daniel Kilian

                                                                             By: Daniel Kilian

                                                                             CFO and Director